Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-253-8190

www.alston.com

November 7, 2017

FB Financial Corporation

211 Commerce Street, Suite 300

Nashville, Tennessee 37201

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to FB Financial Corporation, a Tennessee corporation (the “Corporation”), in connection with its filing on October 26, 2017 of a Registration Statement on Form S-3, as amended by Amendment No. 1 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed offering and sale from time to time by (A) the Company of an indeterminate amount of (i) shares of Common Stock, par value $1.00 per share, of the Corporation (the “Common Stock”); (ii) shares of Preferred Stock, par value $1.00 per share, of the Corporation (the “Preferred Stock”); (iii) senior debt securities and subordinated debt securities of the Corporation (collectively, the “Debt Securities”), which may be issued pursuant to one or more senior debt indentures (each, a “Senior Debt Indenture”) or one or more subordinated debt indentures (each, a “Subordinated Debt Indenture” and together with one or more Senior Debt Indentures, the “Indentures”) to be entered into between the Corporation and a trustee to be named therein (the “Trustee”); (iv) depositary shares to purchase fractional shares of Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more depositary agreements (each a “Depositary Agreement”) to be entered into between the Corporation and the depositary agent to be named therein (the “Depositary Agent”); (v) purchase contracts to purchase the Corporation’s securities (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”); (vi) a combination of two or more of the securities that may be offered in the form of units (the “Units”); (vii) warrants to purchase the Corporation’s securities (the “Warrants”); (viii) rights to purchase the Corporation’s securities (the “Rights”); and (B) by the selling shareholders named in the Registration Statement of 18,703,984 shares of Common Stock (the “Secondary Shares”). The securities of the Company described in clauses (A) and (B) above are collectively referred to herein as the “Securities.”

This opinion letter is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed herein, and except as hereinafter limited, we have examined the Amended and Restated Certificate of Incorporation of the

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Corporation, the Amended and Restated Bylaws of the Corporation, the forms of Indentures, the Registration Statement, and records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. In addition, we have assumed that the issuance and sale of the Securities will not violate or result in a default under or breach of any agreement or instrument binding upon the Corporation, whether by virtue of a waiver, consent, amendment or otherwise.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

The opinions expressed herein are limited in all respects to matters under and governed by the federal laws of the United States of America, the laws of the State of New York (as they relate to the enforceability of documents, agreements and instruments referred to herein), and the Tennessee Business Corporations Act, in each case, as in force and effect as of the date of this opinion letter. We do not express any opinion as to the laws of any other jurisdiction. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters of expressly stated herein.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

(1) Any shares of Common Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary action to approve the issuance of the Common Stock; and (c) the shares of Common Stock have been delivered to and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock.

(2) Any shares of Preferred Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary action to approve the issuance of the Preferred Stock; and (c) the Preferred Stock has been duly issued and delivered pursuant to any underwriting agreement or a comparable agreement, will be duly authorized, validly issued, fully paid and nonassessable.

(3) Any Debt Securities, assuming the Indenture has been duly authorized, executed and delivered by the Trustee and the Corporation, and when (a) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Debt Securities and to authorize and approve the issuance thereof; (b) any supplemental indenture, officers’ certificate or board resolution in respect of the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Corporation; (c) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities; and (d) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting or other agreement against payment therefor, will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, provided that we express no opinion as to the applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto.

(4) Any Depositary Shares, when (a) the Depositary Agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Depositary Shares and to authorize and approve the issuance thereof; and (c) the Depositary Shares have been issued and delivered to and paid for by the purchasers thereof, will be validly issued and will represent fractional interests in, validly issued, fully paid and non-assessable Preferred Stock.

(5) Any Purchase Contracts, when (a) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof; (b) the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Corporation and the parties thereto; (c) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (d) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(6) Any Units, when (a) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof; and (b) such Units have been duly authorized, executed, issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(7) Any Warrants, when (a) the warrant agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof; and (c) the Warrants have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(8) Any Rights, when (a) the underlying rights agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Corporation or a duly authorized committee thereof and the appropriate officers of the Corporation have taken all necessary corporate action to approve and establish the terms of the Rights and to authorize and approve the issuance thereof; and (c) the Rights have been delivered to and paid for by the purchasers thereof; will be validly issued and will constitute valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(9) The Secondary Shares have been duly authorized, validly issued and fully paid and are nonassessable.

The only opinions rendered by us in this opinion letter consist of those matters set forth in numbered paragraphs (1) – (9) hereof, and no opinion may be implied or inferred beyond those opinions expressly stated herein. This opinion letter is delivered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect this opinion letter and the statements expressed herein. This opinion letter is being rendered solely for the benefit of the Corporation in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our prior express written consent.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

By: /s/ Alston & Bird LLP

ALSTON & BIRD LLP